Exhibit 3.27
Articles of Amendment
to
Articles of Incorporation
of
GTO, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P99000063864

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word “corporation, ” “company, ” or “incorporated” or the abbreviation “Corp., ” “Inc., ” or “Co. ”) (A professional corporation must contain the word “chartered”, “professional association, ” or the abbreviation “P. A. ”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV STOCK CLAUSE - The total number of shares of stock which the Corporation shall have authority to issue is three thousand shares of Common Stock at $. 001 par value.

Article VI REGISTERED OFFICE AND AGENT - The address of this Corporation’s registered office is

1201 Hays Street, Tallahassee, Florida 32301, and the name of its agent at said address is Corporation Service

Company.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: December 14, 2005

Effective date if applicable:	Upon Filing
(no more than 90 days after amendment file date)
Adoption of Amendment(s)     (CHECK ONE)
☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments):

“The number of votes cast for the amendment(s) was/were sufficient for approval by		.”
(voting group)
☑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ Edward J. Cooney

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edward J. Cooney
(Typed or printed name of person signing)

Vice President and Treasurer
(Title of person signing)

FILING FEE: $35

FILED

99 OCT-4 AM 11: 42

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GTONEWCO, INC.
CHANGING ITS NAME TO GTO, INC.
     Pursuant to the provisions of Section 607.1006, Florida Statutes, GTO/Newco, Inc., a Florida corporation, adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST:	Amendment Adopted: Article I is hereby amended to read as follows:
ARTICLE I. NAME
The name of this corporation shall be GTO, Inc.

SECOND:	Date of Adoption:

This amendment was adopted on October 1, 1999.

THIRD:	Method of Adoption:
                         The amendment was unanimously adopted by the Board of Directors of GTO/Newco, Inc. Pursuant to Section 607. 1002, Florida Statutes, shareholder action was not required.
     In Witness Whereof, the undersigned has executed these Articles of Amendment on this 1st day of October, 1999.

GTO/NEWCO, INC.
By	/s/ Laurie Dozier
Laurie Dozier, M.D.
Chairman, Board of Directors

FILED

99 JUL 19 PM 1: 26

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION
OF
GTONewco, Inc.
     The undersigned natural person, of legal age, acting as Incorporator under the provisions of Florida Statutes, Chapter 607, adopts the following Articles of Incorporation:
ARTICLE I
NAME OF CORPORATION
     The name of this Corporation shall be GTONewco, Inc.
ARTICLE II
DURATION
     The Corporation shall have perpetual existence.
ARTICLE III
PURPOSES
     The Corporation may engage in any activity or business permitted under the laws of the United States of America and of this state.
ARTICLE IV
STOCK CLAUSE
     The total number of shares of stock which the Corporation shall have authority to issue is two million Shares of Common Stock at $.001 Par value each.

ARTICLE V
PRINCIPAL PLACE OF BUSINESS
     The address of the Corporation’s principal place of business is 3121 Hartsfield Road, Tallahassee, Florida 32303.
ARTICLE VI
REGISTERED OFFICE AND AGENT
     The address of this Corporation’s registered office is 3121 Hartsfield Road, Tallahassee, Florida 32303, and the name of its agent at said address is Charles B. Mitchell, III.
ARTICLE VII
BOARD OF DIRECTORS
     The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) persons. The number of directors may be, as provided in the bylaws, increased or decreased, but shall never be less than one director. The name and address of the directors are:

Mike Blankenship	Wayne Coloney
P.O. Box 6052	1014 North Adams St.
Tallahassee, FL 32301	Tallahassee, FL 32303

Dr. Laurie Dozier, Jr.,	Laurie Dozier, III
1226 Claude Pichard	2101 E. Randolph Circle
Tallahassee, FL 32308	Tallahassee, FL 32312

Dr. Paul Elliott	Charles B. Mitchell, Jr.
832 Governors Drive	1715 Brookside Blvd.
Tallahassee, FL 32301	Tallahassee, FL 32301

Charles B. Mitchell, III	Millard Noblin
P.O. Box 13708	1300 Metropolitan Blvd.
Tallahassee, FL 32317	Tallahassee, FL 32308

Wayne Payne	Dr. Tim Schmidt
272 Pine Lane	Rt. 1, Box 269
Crawfordville, FL 32327	Scottsville, VA 24590

Fred Shelfer, Sr	Benson Skelton
106 N.E. 4th St.	1320 Thomaswood Drive
Havana, FL 32333	Tallahassee, FL 32312

Fincher Smith	Richard Weidner
2206 Demeron Rd.	1713 Mahan Drive
Tallahassee, FL 32312	Tallahassee, FL 32308

Dr. Dennis Williams
614 Short Street
Tallahassee, FL 32308
ARTICLE VIII
INCORPORATOR
     The name and address of the Incorporator is as follows:

Charles B. Mitchell, III	3121 Hartsfield Road
Tallahassee, Florida 32303
ARTICLE IX
RESTRICTION ON TRANSFER OF SHARES
     Section 9.1. SUBCHAPTER S STATUS. The Corporation has or will make an election to be treated as a Subchapter S corporation for purposes of the Internal Revenue Code.
     Section 9.2. RESTRICTION ON TRANSFER. Pursuant to Section 607.0627, Florida

Statutes, the transfer of shares of stock in the Corporation is restricted. The restrictions on the transfer of shares of stock in the Corporation are as follows:
A. Any transfer of shares of stock in the Corporation to a person or entity not qualified to own the shares of a Subchapter S corporation is strictly prohibited.
B. Further, any transfer of shares of stock in the Corporation which would have the effect of expanding the actual number of shareholders of the Corporation is severely restricted and carefully monitored by the Corporation so as not to jeopardize the limits applicable to number of shareholders permitted to own a Subchapter S corporation.
C. Prior to any transfer of shares of stock in the Corporation, the transferring shareholder must first secure the Board of Directors’ approval of the transfer of said shares.
D. Further, prior to any transfer of shares, the transferring shareholder is obligated first to offer the shares of stock to the Corporation for purchase.
     Section 9.3. PURPOSE OF TRANSFER RESTRICTIONS. The Corporation has adopted these share transfer restrictions, as authorized by Section 607. 0627, Florida Statutes, for the purposes of the Corporation’s securing and maintaining status as a Subchapter S corporation under the Internal Revenue Code, to control the number and identity of its shareholders as is required for said Subchapter S status, to preserve exemptions under federal or state securities laws and to provide certainty as to the income tax status of the Corporation.
     Section 9.4. CORPORATION AUTHORIZED TO ENTER INTO SHAREHOLDER AGREEMENT. Further, the Corporation and the shareholders intend to adopt a Shareholder Agreement which will include greater specificity with regard to the transfer restrictions included in this Article. By inclusion of this reference, the Corporation is specifically authorized to enter into such Shareholder Agreement as is determined appropriate by the Board of Directors. In the event of any conflict between the provisions in this Article and the Shareholder Agreement, the

Shareholder Agreement shall control.
ARTICLE X
ELECTION OF LAW
     The Corporation hereby elects not to be governed by Sections 607.0901 and 607.0902, Florida Statutes, as said elections are provided by those statutes.
     IN WITNESS WHEREOF, the undersigned, being the Incorporator and Registered Agent, respectively, of this Corporation, executes these Articles of Incorporation, and certifies to the truth of the facts herein stated, in the State of Florida, this 19th day of July, 1999.

/s/ Charles B. Mitchell
CHARLES B. MITCHELL, III
Incorporator/ Registered Agent

STATE OF FLORIDA      )
COUNTY OF LEON         )
     BEFORE ME, the undersigned authority, personally appeared Charles B. Mitchell, III, who being first duly sworn, deposes and says that he is the individual described in the foregoing Articles of Incorporation, and he does hereby acknowledge before me that he executed the same for the purposes therein expressed.
     WITNESS my hand and official seal in the County and State named above, this 19th day of July, 1999.

/s/ Kay D. Henderson
Notary Public
My Commission expires:

Personally known ✓ or produced identification . Type of identification produced:

FILED

99 JUL 19 PM 1: 26

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE
     Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.
     1. The name of the corporation is GTONewco, Inc.
     2. The name and address of the registered agent and office is CHARLES B. MITCHELL, III, 3121 Hartsfield Road, Tallahassee, Florida 32303.

/s/ Charles B. Mitchell
CHARLES B. MITCHELL, III
President Date: 7/18/99

          HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

/s/ Charles B. Mitchell
Charles B. Mitchell, III

Date: 7/18/99